                                                                    EXHIBIT 10.9

              AGREEMENT FOR THE LICENSE AND SUPPLY OF TERMINATORS

     This Agreement, effective this 16th day of February, 2000, (the "Effective Date") is between ORCHID BIOCOMPUTER, INC., a corporation organized and existing under the laws of the State of Delaware, having a principal place of business at 303 College Road East, Princeton, New Jersey 08543 ("Orchid"), and NEN LIFE SCIENCE PRODUCTS, INC., a corporation organized and existing under the laws of the State of Delaware, having a principal place of business at 549 Albany Street, Boston, Massachusetts 02118-2512 ("NEN").

     WHEREAS, NEN develops, manufactures and sells Terminators for use in the detection of genetic polymorphisms by the method of GBA;

     WHEREAS, NEN owns rights and interests in and to the NEN Patents and other proprietary rights in and to certain Terminators;

     WHEREAS, Orchid uses and sells Kits containing Terminators as a component or part for the detection of genetic polymorphisms by the method of GBA;

     WHEREAS, Orchid owns, or is licensor of, rights and interests in and to patents and other proprietary rights in and to the detection of polymorphisms by the method of GBA;

     WHEREAS, NEN desires to make an equity investment in Orchid; and

     WHEREAS, NEN and Orchid mutually desire to conduct research to further the development of detection of polymorphisms by the method of GBA; NOW THEREFORE, the parties, agree as follows:

1.   Definitions

     For all purposes of this Agreement, the following terms have the meanings set forth below:

     1.1 "Affiliate" means any legal entity directly or indirectly controlling, controlled by or under common control with Orchid or NEN. For purposes of this Agreement, "control" means the direct or indirect ownership of more than fifty percent (50%) of the outstanding voting securities of the legal entity, or the right to receive more than fifty percent (50%) of the profits or earnings of the legal entity.

     1.2 "Commercially Reasonable Efforts" means efforts and resources used to bring to market an idea, discovery, product, or method of similar market potential at a similar stage in its life taking into consideration potential and market established competitive alternatives, the competitiveness of the market place, the proprietary nature of the idea, discovery, product, or method, the regulatory structure involved, the profitability potential of the idea, discovery, product or method, and other relevant factors. The level of efforts and resources appropriate are unique for each idea, discovery, product, or method, and change over time in reflection of changes in its development and in the marketplace.

     1.3 "GBA" means Genetic Bit Analysis or a primer extension assay defined in the claims of Orchid Patents.

     1.4 "Kit" means a kit containing one or more Terminators other than ddNTPs and one or more reagents to be used for performing GBA.

     1.5 "NEN Build-to-Ship Lead Time" means [*][[*]] days measured from the date an order for Terminators is submitted by Orchid, or such time period as NEN and Orchid may agree to from time to time, provided, that if the total quantity ordered for delivery in a given month exceeds the amount forecasted by Orchid for that month by the lesser of [*][[*]] percent ([*][[*]]%) of the forecast or [*][[*]]
          micromoles, the parties shall negotiate an acceptable lead time.

     1.6 "NEN Patents" means U.S. Patent Nos. 5,047,519 and 5,151,507, any issued divisions, continuations, continuations-in-part re-issues, re-examinations, renewals or extensions thereof, and any non-U.S. counterpart of either of said U.S. patents and any divisions, continuations, continuations-in-part re-issues, re-examinations, renewals or extensions thereof, which are owned by NEN, or under which NEN has or obtains the right to grant rights, and which claim a Terminator or the use of a Terminator, which claim has not lapsed, become abandoned or been declared invalid or unenforceable by a non-appealed or unappealable decision or judgement of a court or tribunal of competent jurisdiction.

     1.7 "Net Sales Revenues" means the total revenues invoiced by Orchid for sales of Kits to third parties for use in the detection of genetic polymorphisms by a method encompassed by at least one claim in the Orchid Patents but using a technology platform other than an Orchid technology platform less (i) sales taxes, tariff duties, and value added or other excise taxes; (ii) transportation costs; (iii) amounts credited on returns, replacements and allowances; and (iv) adjustments for invoice errors (such as pricing errors) that do not involve product returns, and excluding samples provided for promotional purposes.

     1.8  "Orchid Patents" means U.S. Patent No. 5,888,819, 5,952,174, 6,004,744 and 6,013,431 and any and all patent applications pending and patents issuing from patent applications pending, or filed during the term of this Agreement, any where in the world, or issuing from any divisions, continuations, continuations-in-part of such applications, as well as all other patents, including re-issues, re-examinations, renewals or extensions thereof, any where in the world which are owned by Orchid, or under which Orchid has or obtains the right to grant rights, and which claim the use of a Terminator, or a method in which a Terminator may be used, which claim has not lapsed, become abandoned or been declared invalid or unenforceable by a non-appealed or unappealable decision or judgment of a court or tribunal of competent jurisdiction.

[*] CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES
    COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

     1.9 "Specifications" means the physical, chemical, quality, technical and other standards for Terminators set forth on attached Schedule 1.9, as same may be amended from time to time.

     1.10 "Term" means the period beginning on the Effective Date and continuing until the date of the last to expire NEN Patent, unless earlier terminated as provided herein.

     1.11 "Terminators" means alkynylamino acycloterminator analogs ("acyNTP"), alkynylamino dideoxynucleotide analogs ("ddNTPs"), and other analogs as to which the parties may agree, which are defined in NEN Patents and act as chain terminators for a DNA/RNA polymerase.

2.   License

     2.1 NEN grants to Orchid an exclusive, royalty free, worldwide right and license in and to the NEN Patents to manufacture, distribute, sell and use Kits (with the right to grant sub-licenses to resellers who are not Orchid distributors to sell Kits and to end-users to use
           Kits) solely for the detection of genetic polymorphisms by GBA. The right and license to manufacture granted in this provision does not include the right to manufacture Terminators except as provided in paragraphs 3.4.3 and 3.10.2. NEN further grants to Orchid a non-exclusive, royalty free, worldwide right and license in and to the NEN Patents to use Terminators, other than ddNTPs, (with the right to grant sub-licenses) alone for GBA.

     2.2 Orchid has been a distributor of ddNTPs purchased from NEN since January 1, 1998, and, as such a distributor, has had and will continue to have the right to use and sell ddNTPs purchased by Orchid from NEN.

     2.3 The right to grant sub-licenses under paragraph 2.1 to end-users to use Terminators, other than ddNTPs, alone and not as a component or part of a Kit is limited to the use by each end-user of no more than one (1) micromole of Terminators in any consecutive twelve (12) month period.

     2.4 Notwithstanding paragraph 2.3, in the event Orchid no longer manufactures, distributes, sells or uses Kits, then Orchid will have a non-exclusive, royalty-free, worldwide right and license in and to the NEN Patents to distribute, sell and use Terminators purchased from NEN(with the right to grant sub-licenses) alone for GBA.

3.   Supply of Terminators

     3.1  Purchase

          3.1.1 During the Term of this Agreement, NEN will sell to Orchid, and Orchid will purchase from NEN all of Orchid's requirements of Terminators, except as provided by paragraphs 3.4.3 and 3.10.2.

          3.1.2 All purchase orders placed by Orchid with NEN for Terminators under this Agreement shall be in writing. The purchase orders are subject and subordinate to and do not vary the terms and provisions of this Agreement which, if other or different than those of the purchase order, will be controlling even if the purchase order is accepted and filled by NEN.

          3.1.3 All purchase orders will be accepted on receipt unless NEN notifies Orchid within ten (10) days of receipt of the purchase order that NEN cannot or will not fill the purchase order.

          3.1.4 Orchid agrees to provide NEN on the date that this Agreement is signed by Orchid, and thereafter by the last business day of each following calendar quarter, with a written, good faith, rolling twelve (12) month, non-binding monthly forecast of its expected purchases of Terminators. No forecast can increase the purchase quantity forecasted for the first quarter over the quantity forecasted in the last previous forecast for that quarter by more than the lesser of [*][[*]] percent ([*][[*]]%) of the last previous forecast for that quarter and [*][[*]] micromoles.

          3.1.5 Orchid agrees to place within fifteen (15) calendar days from the date Orchid signs this Agreement a binding, non-cancelable purchase order with NEN to purchase at least [*][[*]] dollars ($[*][[*]] ) of Terminators for the year 2000; such purchase order not to be deferrable beyond December 31, 2000.

          3.1.6 Orchid agrees that it shall not, in any purchase order placed with NEN pursuant to this Agreement or in any instructions or other communication related thereto, specify a release or shipment date to NEN with respect to any order or any portion thereof such that the period from the date of submission of order to (i) the release date is less than the NEN Build-to-Ship Lead Time in effect as of the date of the submission of the order and (ii) the delivery date is less than the NEN Build-to-Ship Lead Time in effect as of the date of the submission of the order plus one (1) business day.

[*] CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES
    COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

          3.1.7 Orchid may defer or cancel delivery of any portion or all of the Terminators specified in a purchase order by notifying NEN at least three (3) business days prior to the requested delivery date; provided that any such deferment or cancellation shall not result in Orchid not meeting its purchase commitment set forth in paragraph 3.1.5.

     3.2  Minimum Orders

          3.2.1 During the Term of this Agreement, Orchid will order and take delivery of the following minimum quantities of Terminators from NEN:

                 (1) During the first twelve (12) month period following the
                     Effective Date:

                         [*] micromoles;

                 (2) During the second twelve (12) month period:

                         [*] micromoles;

                 (3) During the third twelve (12) month period:

                         [*] micromoles;

                 (4) During the fourth twelve (12) month period, and each
                     subsequent twelve (12) month period:

                         [*] micromoles.

          3.2.2 In the event that Orchid fails to order and take delivery of the minimum quantity of Terminators in a twelve-month period, Orchid will pay to NEN, within thirty (30) days after receipt of an invoice therefore at the end of that twelve-month period, a sum equal to the purchase price of the quantity of Terminators by which Orchid failed to reach the minimum quantity, calculated as if such quantity of Terminators were purchased in a single order for single delivery at the average price chargeable for all Terminators in such single order quantity for that twelve-month period.

          3.2.3 If this Agreement is terminated by NEN without cause or by Orchid for cause (as the term "cause" is used in section 14 of this Agreement) or pursuant to paragraph 14.2 prior to the end of a twelve-month period, the minimum quantity of Terminators Orchid is obligated to order and take delivery from NEN for that twelve-month period will be pro-rata reduced in proportion to the time the Agreement was not in effect during the twelve-month period.

          3.2.4 Receipt of payment of the sum set forth in paragraph 3.2.2 is NEN's sole

[*] CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES
    COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

                 and exclusive remedy for any failure of Orchid to order from NEN any quantity of Terminators, but not for any failure of Orchid to meet its purchasing obligations under paragraph 3.1.5 or for any failure of Orchid to accept delivery of any quantity of Terminators ordered if such order is not timely deferred or canceled pursuant to paragraph 3.1.7.

          3.2.5 The minimum quantity of Terminators of Orchid's purchase commitment set forth in paragraph 3.2.1 for any given twelve-month period, or shorter period if the Agreement is terminated, shall be reduced to the extent that, during that twelve-month period, (a) NEN is unable or fails for any reason to supply or deliver a quantity of Terminators against an order submitted by Orchid and Orchid is not in material breach of this Agreement, unless such inability or failure is by reason of (i) Orchid not complying with the provisions of paragraph 3.1.6 or (ii) Orchid's failure to place and not cancel or defer beyond the period in question purchase orders for delivery of the minimum quantity, (b) Orchid purchases Third Party Terminators as provided by paragraph 3.4.3, and (c) Orchid manufactures or obtains from another source Terminators as provided by paragraph 3.10.2.

     3.3  Preferred Terminators

          3.3.1 Orchid and NEN mutually prefer that, at some future time, Orchid will have no need for ddNTP Terminators and that NEN will supply and sell to Orchid all acyNTP Terminators needed.

          3.3.2 Both Orchid and NEN, however, recognize that at present Orchid needs [*] Kits and GBA instrumentation.

          3.3.3 Orchid will use Commercially Reasonable Efforts to diligently refine and develop Kits and GBA instrumentation.

          3.3.4 NEN will use Commercially Reasonable Efforts to diligently refine and develop acyNTP Terminators for optimal use in Kits and Orchid's present and future GBA instrumentation.

          3.3.5 Until such time as Orchid's Kits and GBA instrumentation make optimal use of acyNTP Terminators to the satisfaction of Orchid and Orchid's customers, to the extent manufactured by NEN, NEN will continue to supply and sell to Orchid ddNTP Terminators and other Terminators under this Agreement.

[*] CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES
    COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

     3.4  Improved Terminators

          3.4.1 NEN will promptly notify Orchid of any new Terminators developed by or for it, or supplied to it, when any such new Terminator is ready for evaluation, and will provide samples of such new Terminators for Orchid to determine whether the new Terminator is an improvement (in price or performance) over existing Terminators.

          3.4.2 NEN will offer for sale to Orchid any new Terminators developed by or for it, or supplied to or manufactured by it, and will sell such new Terminators to Orchid, if Orchid so desires, on mutually agreeable terms and conditions; such terms and conditions to be no less favorable than those by which NEN may sell such new Terminator to any third party and include a provision that NEN will not sell such new Terminator to any third party in quantities of [*] micromoles or more for use in genotyping applications at a price that is less than [*] percent ([*]%) of the price charged Orchid for equivalent quantities of that Terminator.

          3.4.3 In the event that, at any time during the Term of this Agreement, any third party sells or offers to sell any chain terminators for a DNA/RNA polymerase reactions ("Third Party Terminator") which is not subject of a claim of a NEN Patent, and which, in Orchid's reasonable judgment, is an improvement (in price for similar quantities to be purchased or performance) over a Terminator then sold to Orchid by NEN, Orchid may meet any or all of its requirements for Terminators through purchase of Third Party Terminators from the third party.

          3.4.4 Orchid's right to purchase Third Party Terminators from third parties notwithstanding the provisions of paragraph 3.1.1 may not be exercised until NEN has been afforded thirty (30) days to make an offer to sell to Orchid Terminators which are, in Orchid's sole and reasonable judgment, at least equal or better in price and performance to the Third Party Terminators offered by the third party. The thirty (30) day period mentioned in this provision shall not begin until Orchid has advised NEN in writing of the performance and/or price specifications of the Third Party Terminator and the basis on which Orchid has concluded that the Third Party Terminator is an improvement over a Terminator then sold to Orchid by NEN.

     3.5  Delivery

          3.5.1  Time of Delivery

                 (1) NEN's obligation of delivery is and will remain on a best efforts basis. NEN will use its best efforts to deliver to Orchid such quantity of Terminators or any portion thereof on or before the date requested in Orchid's purchase order; provided Orchid is not

[*] CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES
    COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

                     in material breach of this Agreement and each such purchase order and other written communication from Orchid to NEN as to the delivery of such quantity or any portion thereof is in compliance with paragraphs 3.1.6.

                 (2) Orchid may cancel any purchase order, in whole or in part if not delivered on time.

                 (3) In case of deliveries that would be late if shipped through normal shipment channels, Orchid may require NEN to ship by express and NEN will pay the difference between the freight and the express rate.

          3.5.2 NEN will ship Terminators, freight prepaid, F.O.B. NEN's facility at 549 Albany Street, Boston, Massachusetts.

          3.5.3 Orchid will be invoiced for all taxes assessed and NEN's standard handling fee in lieu of all shipping charges, freight, insurance, special handling (where required) and similar costs.

     3.6  Price

          3.6.1  Price Schedule

                 (1) The price schedule for Terminators is on attached Schedule
                     3.6.1(1). The prices are for Terminators defined as either ddNTPs or acyNTPs and each group has attached either a hapten or dye marker and are for single shipment orders. Quantities of different Terminators within each grouping and marker type ordered in the same purchase order and shipped in a single shipment may be added to determine the lowest unit price for that grouping.

                 (2) Orchid will be entitled to the single shipment price even in the event NEN is unable, or unwilling, to ship an order in a single shipment if the Terminators have been ordered by Orchid in a single purchase order with a specified preference in said purchase order for a single shipment of all Terminators ordered.

                 (3) The prices for acyNTP Terminators are discounted from the prices for ddNTP Terminators based on their having equal biological performance. This discount may be adjusted by mutual agreement of the parties to reflect any inequity in performance, but NEN agrees that, during the Term of this Agreement, the prices for acyNTP Terminators will always be at discounted prices from those charged by NEN for ddNTP Terminators.

          3.6.2  Price Increases

          (1) NEN, at any time after one (1) year from the Effective Date of this Agreement, may increase its prices (and amend Schedule 3.6.1(1) accordingly) if it incurs extraordinary increases in its cost of delivering (including manufacture) Terminators to Orchid by giving Orchid thirty (30) days prior written notice of such price change and documentation demonstrating the extraordinary costs. Prices may be increased by any amount up to [*] of that Terminator before NEN incurred the extraordinary cost. For the purpose of this provision, "extraordinary increases" in cost of delivery means a cumulative increase during the term hereof in NEN's total cost of delivery (including manufacture) of more than [*] percent ([*]%) since the latter of the Effective Date or the last previous price adjustment pursuant to this paragraph.

          (2) Orders accepted by NEN prior to the effective date of any price increase will be invoiced at the accepted price and will not be subject to the price increase.

          (3) As of the effective date of any price increase to Orchid, the prices charged third parties will be adjusted by NEN such that they are at least [*] percent ([*]%) of the increased price to Orchid for equivalent quantities of the same Terminator.

     3.7  Premium

[*] CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES
    COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

                 (1)

          3.7.2 Orchid shall, for a period of at least three (3) years after any report required by paragraph 3.7.3, maintain at its principal place of business true and complete books of account, records and other data (hereinafter "Records") containing all particulars reasonably necessary to determine the amounts payable by Orchid to NEN at the end of each year pursuant to paragraph 3.7.1. During such three-years periods, NEN shall have the right to engage an independent, nationally-recognized accounting firm, reasonably acceptable to Orchid, which firm may examine during normal business hours and at times reasonably acceptable to Orchid, on at least two (2) weeks prior written notice, such Records reasonably necessary to verify the accuracy of any amounts paid by Orchid to NEN pursuant to paragraph 3.7.1; provided, however, that such examination shall not take place more often than once per year and shall not cover such Records for more than the preceding three (3) years and provided further that such accounting firm shall report only to NEN and Orchid only as to the accuracy of the payments and the reports thereof and shall not disclose any other information to NEN or any third party disclosed, discerned or derived from the examination. In the event any examination on behalf of NEN of Orchid's Records disclose underpayment to NEN which for any year exceeds [*] percent ([*]%) of the amount theretofore actually paid by Orchid to NEN with respect to such year, Orchid shall reimburse NEN on demand for the reasonable and documented costs and expenses, including, but not limited to, all professional fees, incurred in connection with any such examination and shall compensate NEN in an amount equal to the sum of the amount of the underpayment and all applicable late fees.

          3.7.3 The payments set forth in paragraph 3.7.1 shall, if overdue, bear interest until payment at an annual rate of [*] percent ([*] %) computed from the date when the payment became overdue; provided, however, that if such [*] percent ([*] %) rate shall be in excess of that allowed by applicable law, then the highest rate permitted by law shall apply.

     3.8  Payment

          3.8.1  Payments will be made in United States Dollars within thirty
                 (30) days of the invoice date or the shipment date, whichever is later.

                 (1) Late payments shall bear interest at the prime rate as published in The Wall Street Journal on the first business day of each month in which the payment is late plus two percent (2%), and calculated on the basis of a three hundred sixty (360) day year.

     3.9  Inspection and Return or Refund

          3.9.1 Within thirty (30) days of delivery, Orchid may conduct acceptance

[*] CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES
    COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

                 testing or verification by [*] that received Terminators are in conformance with Specifications, are not defective, and are in good order and condition.

          3.9.2 At Orchid's option, NEN will promptly replace, or refund any payment made on, any Terminator that is in nonconformance with Specifications, defective or not in good order or condition.

          3.9.3 Orchid will as directed by NEN either destroy or return, at NEN's expense, Terminators that do not conform to their Specifications, are defective, or are not in good order or condition.

          3.9.4 Orchid's right to replacement or refund does not limit its rights under paragraph 3.10.2.

     3.10 Allocation and Alternate Source

          3.10.1 In the event that demand for any Terminator should at any time exceed NEN's capacity to fill and deliver all of its orders (and its own need for Terminators), NEN will notify Orchid of the excess demand. Until such time as the excess demand abates or NEN's capacity becomes sufficient to meet such demand, NEN will have the right to equitably allocate its available supplies, manufacturing capacity, inventory and other resources, among Orchid, itself and its other customers.

          3.10.2 In the event NEN is unable for any reason, other than by reason of Orchid placing orders that fail to comply with the provisions of paragraph 3.1.6, to supply Orchid's total requirements of Terminators for [*] ([*]) days from the delivery date set out in Orchid's purchase order, Orchid may itself manufacture or obtain from any other source any portion or all of its requirements for Terminators for so long as NEN is unable to supply all of Orchid's requirements and for [*] months from the date NEN notifies Orchid it is once again able to meet all of Orchid's requirements. NEN will provide Orchid with technical assistance and information as may be reasonably required by Orchid to establish an alternate source of Terminators, including, but not limited to the right to manufacture Terminators.

4.   Collaborative Research Program

     4.1 The parties shall, within [*] days from the Effective Date negotiate in good faith a collaborative research program agreement.

5.   Patent Enforcement

     5.1 In the event either party learns that any third party is or might be infringing, or preparing to infringe, any NEN Patent or Orchid Patent, it will promptly notify the other of such third-party activity.

[*] CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES
    COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

     5.2 Each party will be solely responsible for and have the sole right of taking any action against infringement of a patent or other proprietary right which is exclusive to it, at its expense and for its benefit. Neither party, however, has any obligation to take any action against any infringement.

6.   Labeling

     6.1 Orchid will mark or label in an appropriate manner each Kit it sells containing a Terminator encompassed by a claim of a NEN Patent with a patent notice in accordance with the provisions of 35 U.S.C. (S) 287.

     6.2 Orchid will label or mark in an appropriate manner each Kit it sells containing an acyNTP Terminator(s) supplied by NEN with a statement that the Kit incorporates a reagent(s) manufactured and supplied by NEN.

     6.3 Orchid also will label or mark in an appropriate manner each Kit it sells containing an acyNTP Terminator with the respective language set forth in attached Schedule 6.3.

     6.4  For each Kit Orchid will display NEN's logo in an appropriate manner.

     6.5 At NEN's earliest opportunity, but in no event later than ninety (90) days from the Effective Date, NEN will label or mark in an appropriate manner each Terminator (and in all marketing, advertising, promotional and sales materials, whether print or electronic media, which materials relate to the use of Terminators for genotyping) it sells to any third party which may be used to practice any method encompassed by a claim of an Orchid Patent with the language set forth in attached
          Schedule 6.5.

7.   Use of Names

     7.1 Except as obligated by section 6, nothing in this Agreement confers to either party any right to use in publicity, advertising, promotion, or marketing any name, trade name, trade mark or other designation of the other party, without the other party's prior permission, such permission not to be unreasonably withheld.

     7.2 Neither Orchid nor NEN will advertise, promote, market or sell any product (including Terminators and Kits) under any trade name, trade mark or trade dress which is the same as, or confusingly similar to, any trade name, trademark, or trade dress in which the other, or its Affiliates, have a prior and existing interest, whether as owner, licensee or licensor.

8.   Confidentiality

     8.1 Both NEN and Orchid will keep confidential all (i) prices and price schedules, (ii) information received from the other that is identified in writing as being confidential or proprietary at the time it is delivered or communicated, and (iii) information of the other which is delivered or disclosed in performance of this Agreement and within thirty (30) days from and after disclosure is identified in writing by the disclosing party to the recipient as confidential, (collectively, and individually, "Confidential Information").

     8.2 Orchid and NEN will not disclose any Confidential Information of the other to any person or party other than to employees, consultants or agents of NEN and of its Affiliates or employees, consultants or agents of Orchid and of its Affiliates engaged directly or indirectly in activities related to the supply of Terminators or the Collaborative Research Program and who have been properly instructed to and have agreed in writing to maintain the Confidential Information in confidence.

     8.3 Orchid and NEN will take all steps as are reasonably required to ensure that all persons to whom it is authorized to disclose Confidential Information of the other will not disclose the same to any unauthorized person.

     8.4  Either Orchid or NEN, however, may disclose:

          8.4.1 Confidential Information of the disclosing party that is known to the receiving party prior to the time of its disclosure or communication thereto, to the extent evidenced by written records;

          8.4.2 Confidential Information of the disclosing party that is disclosed to the receiving party by a third party not under an obligation of confidentiality;

          8.4.3 Confidential Information that becomes published or otherwise part of the public domain other than as a result of acts by the receiving party not authorized by this Agreement or otherwise authorized by the disclosing party; and

          8.4.4 Confidential Information that is required to be disclosed by order of any governmental authority or court of competent jurisdiction, provided, if the receiving party becomes legally compelled to disclose Confidential Information of the disclosing party, the receiving party will provide the disclosing party with prompt notice so that the disclosing party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement, and, if in the absence of a protective order or the receipt of a waiver, the receiving party nevertheless is legally required to disclose Confidential Information of the other to any governmental authority or court of competent jurisdiction or else stand liable for contempt or suffer other censure or penalty, the receiving party may disclose such Confidential Information, to the most limited extent feasible, without liability under this Agreement.

     8.5 The obligations of this section 8 survive any termination or expiration of this Agreement.

9.   Option to Manufacture

     9.1 In the event that Orchid decides to engage a third party to manufacture Kits for it, Orchid will notify NEN and afford NEN the opportunity to make an offer to manufacture Kits for Orchid. At the same time Orchid may solicit and entertain offers from third parties for the manufacture of Kits. However, Orchid may not accept any third-party offer until thirty (30) days after it offers the same terms and conditions as the third-party offer to NEN and NEN has not accepted such terms and conditions. The option and rights provided by this paragraph are personal to NEN and may not be sub-licensed or otherwise transferred without the prior express written approval of Orchid.

     9.2 Notwithstanding paragraph 9.1, Orchid agrees not to engage any third party to manufacture for it any Kit containing a Terminator supplied to Orchid by NEN.

10.  Equity Investment

     10.1 On or before the date Orchid fulfills its payment obligation under paragraph 3.6.2(2) to NEN, NEN will purchase one hundred twenty-five thousand (125,000) shares of Orchid common stock, par value $0.001 per share, at six dollars ($6.00) per share for an aggregate purchase price of seven hundred fifty thousand dollars ($750,000), pursuant to the terms and conditions set forth in the Common Stock Purchase Agreement to be executed between Orchid and NEN in substantially the form attached as Schedule 10.1. The parties acknowledge that the per share purchase price includes a premium over current fair market value of Orchid's Common Stock as partial consideration for the obligations of Orchid set forth herein.

11.  Announcements

     11.1 NEN and Orchid will together draft and make public a joint press release announcing their execution of this Agreement and its general terms, but not any prices or price schedules, within ten (10) days of execution of this Agreement by both parties.

     11.2 Any further public announcements of the existence, terms or performance of this Agreement will be at times and in manners as NEN and Orchid may mutually agree.

     11.3 Nothing in this Agreement, however, prevents either party from making any public announcement which it is or becomes legally obligated to make.

12.  Warranties

     12.1 NEN warrants that, at the time of shipment, any Terminator supplied or sold to Orchid will (i) be free and clear of all liens and encumbrances, with NEN having good title thereto, (ii) be free from any defects in materials and workmanship, and (iii) conform to its Specifications. NEN warrants that the sale of any Terminator delivered hereunder will not infringe the claims of any patent covering the Terminators themselves, but does not warrant against infringement by reason of the use thereof in combination with other products or in the operation of any process. Unless stated elsewhere in this Agreement, NEN MAKES NO OTHER WARRANTY, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PRODUCTS INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. Notification of any breach of warranty under (ii) and (iii), above, must be made within thirty (30) days of Orchid's receipt of the order unless otherwise provided in writing by NEN. No claim shall be honored if Orchid fails to notify NEN within the period specified. THE SOLE AND EXCLUSIVE REMEDY OF ORCHID FOR ANY LIABILITY OF NEN OF ANY KIND INCLUDING LIABILITY BASED UPON WARRANTY (EXPRESSED OR IMPLIED, WHETHER CONTAINED HEREIN OR ELSEWHERE), STRICT LIABILITY, CONTRACT, OR OTHERWISE IS LIMITED TO THE REPLACEMENT OF THE GOODS OR THE REFUND OF THE INVOICE PRICE OF THE GOODS. NEN SHALL

           NOT IN ANY CASE BE LIABLE FOR SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND.

     12.2 NEN represents and warrants that none of the NEN Patents are the subject of any litigation and that it is not aware of any infringement of any of the NEN Patents.

     12.3 NEN MAKES NO WARRANTY OR REPRESENTATION THAT ANY COMBINATION OF A TERMINATOR WITH ANY OTHER PRODUCT, OR ANY USE OF A TERMINATOR WILL NOT INFRINGE ANY PATENT, TRADE SECRET OR OTHER PROPRIETARY RIGHT, FOREIGN OR DOMESTIC, OF ANY THIRD PARTY.

     12.4 THERE ARE NO OTHER WARRANTIES, EXPRESS OR IMPLIED, RESPECTING TERMINATORS AND NONE ARE CREATED, WHETHER UNDER THE UNIFORM COMMERCIAL CODE, CUSTOM OR USAGE IN THE INDUSTRY OR THE COURSE OF DEALINGS BETWEEN THE PARTIES.

13.  Indemnification

     13.1 NEN agrees to indemnify, defend, and hold harmless Orchid, its Affiliates and their directors, officers, agents, employees, representatives and assigns, from and against all liabilities, damages, expenses and losses (including reasonable attorney fees and costs), arising out of (i) the negligent actions of NEN, its employees or any third party acting on behalf or under authority of NEN in the performance of this Agreement, (ii) any alleged patent infringement, contributory patent infringement, inducing patent infringement, or trade secret infringement based on Orchid's purchase or sale pursuant to the provisions of this Agreement of the Terminators. At any time during the course of any action involving a Terminator, or if in NEN's opinion a Terminator is likely to become the subject of a patent infringement claim, NEN may at its option and expense, (i) procure for Orchid the right to continue using and selling pursuant to the provisions of this Agreement the Terminator,
           (ii) replace or modify the Terminator so that it becomes non-infringing or (iii) accept return of the Terminator and refund the purchase price.

     13.2 NEN will not be liable to Orchid under paragraph 13.1 if the patent or trade secret infringement claim is based on an alteration or modification of the Terminator.

     13.3 Orchid agrees to indemnify, defend and hold harmless NEN, its Affiliates, and their directors, officers, agents, employees, and assigns, from and against all liabilities, demands, damages, expenses and losses (including reasonable attorney fees and costs) arising out of (i) the negligent actions of Orchid, its employees or any third party acting on behalf or under authority of Orchid in the performance of this Agreement, (ii) any sale or use by Orchid of any Kit or Terminator, except those liabilities, demands, damages, expenses and losses resulting from NEN's (or its employees' or agents') negligence, willful misconduct or breach of any representation or warranty and (iii) any alleged patent infringement, contributory patent infringement, inducing patent infringement, or trade secret infringement based on Orchid's use of the Terminators.

     13.4 A party seeking indemnification under this Agreement will give prompt written notice to the indemnifying party of the commencement of any action (and any prior claims relating to such action) for which the party seeks indemnification. An indemnifying party will have no liability or responsibility of any kind to the party seeking the indemnification if it is not promptly notified.

     13.5 If an indemnifying party is given prompt notice, but fails or declines to assume the defense of any such claim or action within fifteen (15) days after notice thereof, the indemnified party may assume the defense of such claim or action for the account and at the risk of the indemnifying party, and any liabilities related thereto shall be conclusively deemed a liability of the indemnifying party.

     13.6 Except as provided in paragraph 13.5, an indemnifying party will have sole control of the defense of the action and of all negotiations for its settlement or compromise. An indemnifying party, however is not permitted to settle or compromise any claim or action giving rise in a manner that imposes any restrictions or obligations on the indemnified party, without the indemnified party's prior written consent.

     13.7 The indemnification rights of an indemnified party under this Agreement are in addition to all other rights which the indemnified party may have at law or in equity or otherwise.

     13.8 Nothing in this section 13 shall be construed to prohibit the indemnified party, at its own cost and expense, from retaining counsel to participate in the claim or action as to which the party is indemnified.

     13.9 This section 13 survives any termination or expiration of this Agreement.

14.  Term and Termination

     14.1 The Term of this Agreement is from the Effective Date through to the expiration date of the last to expire NEN Patent, unless this Agreement is earlier terminated pursuant to the provisions of paragraph 14.2, 14.3 or 14.4.

     14.2 Orchid and NEN each has the right to terminate this Agreement at any time after [*] years from the Effective Date, without reason or cause, upon ninety (90) days prior written notice.

     14.3 Orchid and NEN each have the right to terminate this Agreement for cause if the other fails to make any payment due and owing, or commits breach of any material provision of this Agreement and fails to make such payment or remedy such breach within sixty (60) days after receiving written notice of such default or breach.

[*] CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES
    COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

     14.4 NEN and Orchid each have the right to terminate this Agreement for cause if any proceeding is instituted by or against the other seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking an entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or taking any action to authorize any of the foregoing or similar actions if the proceeding or order or action is not vacated, denied or dismissed within ninety (90) days after the other receives written notice of termination from the terminating party. All rights and licenses granted under this Agreement are deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, license or rights to "intellectual property" as defined by Section 101(56) of the United States Bankruptcy Code. The parties agree to relief from the automatic stay provisions under
           Section 362 of the Bankruptcy Code.

     14.5 Termination or expiration of this Agreement does not release Orchid or NEN from any obligation theretofore accrued.

15.  Rights After Termination

     15.1 Upon a party giving notice of termination of this Agreement, NEN will fill all accepted purchase orders of Orchid, unless cancelled by Orchid, and Orchid, its Affiliates and sub-licensees may finish all Kits in the process of manufacture, and advertise, promote, market and sell such Kits and all Kits in inventory. Orchid shall pay for all such outstanding purchase orders filled and shall not submit any purchase orders after the date of the notice of termination.

     15.2  This section 15 shall survive termination of this Agreement.

16.  Miscellaneous

     16.1 The relationship of Orchid and NEN under this Agreement is that of independent contractors. The provisions of this Agreement will not be construed to create between Orchid and NEN the relationship of principal and agent, joint venturers, co-partners or any other similar relationship, the existence of which is hereby denied by Orchid and NEN. Neither party will be liable in any way for any engagement, obligation, liability, contract, representation or warranty of the other party to or with any third party. Orchid is not an agent for NEN and NEN is not an agent for Orchid for any purpose and each party has no right or authority to assume or create any obligations, express or implied, on behalf or in the name of the other party.

     16.2 No waiver of any breach of any provision of this Agreement will constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provision of this Agreement; and no waiver will be effective unless in writing.

     16.3 Any notice required or permitted under this Agreement will be sufficiently provided and effectively made as of the delivery date if sent by facsimile and either hand-delivered or sent by overnight express courier (e.g. Federal Express) and addressed to the receiving party at its respective address as follows:

           Orchid Biocomputer, Inc.
           303 College Road East
           Princeton, NJ 08540
           Facsimile: 609-750-2250
           Attn: President

           With a courtesy copy to:
           Kalow Springut & Bressler LLP
           488 Madison Avenue
           New York, NY 10022
           Facsimile: (212) 813-9600
           Attn.: David A. Kalow
                  Kenneth L. Bressler

           NEN Life Science Products, Inc.
           549 Albany Street
           Boston, MA 02118
           Facsimile: 617-542-8463
           Attn: President

           With a courtesy copy to:

           NEN Life Science Products, Inc.
           549 Albany Street
           Boston, MA 02118
           Facsimile: 617-542-8463
           Attn: Company Secretary

           or such other address of which the receiving party has given notice pursuant to this paragraph 16.3. The effective date of the notice is the date of receipt of the hand or courier delivery.

     16.4 In the event that the performance of this Agreement or of an obligation hereunder, other than the payment of money, is prevented, restricted or interfered with by reason of any cause not within the control of the respective party, and which could not by reasonable diligence have been avoided by such party, the party so affected, upon the giving of prompt notice to the other party, as to the nature and probable duration of such event, will be excused from such performance to the extent and for the duration of such prevention, restriction or interference, provided that the party so affected uses its reasonable efforts to avoid or remove such cause of non-performance and will fulfill and continue performance under this Agreement whenever and to the extent such cause or causes are removed. For the purpose of this paragraph, but without limiting the generality hereof, the following are not within the control of a party: acts of God; acts or omissions of a governmental agency or body; compliance with requests, recommendations, rules, regulations, or orders of any governmental authority or any officer, department, agency, or instrument thereof; flood; storm; earthquake; fire; war; insurrection; riot; accidents; acts of the public enemy; invasion; disease: quarantine restrictions; strike; labor lockout; differences with workmen; embargoes; delays or failures in transportation; and acts of a similar nature.

     16.5 The laws of the State of Delaware, without regard to conflicts of laws provisions, govern this Agreement.

     16.6 Both NEN and Orchid consent to the personal jurisdiction and venue of the United States District Court for the District of Delaware; and such court will have exclusive jurisdiction over any dispute between the parties arising under this Agreement. NEN and Orchid both further consent that any process or notice of motion or other application to the Court or Judge thereof may be served by registered or certified mail or by personal service, provided a reasonable period of time for appearance is allowed.

     16.7 If any provision of this Agreement is held to be invalid, illegal, unenforceable or void, such will be without effect on the validity, legality and enforceability of the remaining provisions or this Agreement as a whole. Both parties will endeavor to replace the invalid, illegal, unenforceable or void provision with a valid and enforceable one which in its equitable effect is most consistent with the prior provision.

     16.8 The section and paragraph headings and numbering are for convenience only and cannot have any effect on the interpretation or construction of this Agreement.

     16.9 This Agreement is binding upon and inures to the benefit of the heirs, successors and assigns of the parties hereto, provided that this Agreement, in whole or in part, is not assignable by either party without the prior written consent of the other party, such consent not to be unreasonably withheld, except that either party may assign this Agreement to any successor by merger or sale of a party or of substantially all of its business or assets to which this Agreement pertains and Orchid may assign this Agreement to an Affiliate of Orchid without any such consent, provided Orchid guarantees all performance obligations of Affiliate under this Agreement post assignment. Any effort to assign in violation hereof is void. In the event of any assignment, the assigning party must provide the other party with appropriate documentation of the assignment.

     16.10 Each party acknowledges that it has read this Agreement, understands it, and agrees to be bound by its terms and further agrees that it constitutes the complete and exclusive understanding between the parties, which supersedes and merges all prior proposals, understandings and all other agreements, oral and written, between the parties regarding the subject matter of this Agreement, including without limitation the letter from NEN to Orchid dated August 19, 1999; and no party has relied on any representation not expressly set forth or referred to in this Agreement.

     16.11 No amendment, variation, waiver or modification of any of the terms or provisions of this Agreement will be effected unless set forth in writing, specifically referencing this Agreement, and duly signed by an authorized officer of the party to be bound thereby.

     16.12 This Agreement may be executed in two or more counterparts, all of which constitute one and the same legal instrument and each of which shall constitute an original.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.


NEN LIFE SCIENCE PRODUCTS, INC.              ORCHID BIOCOMPUTER, INC.

By: /s/ Russell D. Hays                      By: /s/ Dale R. Pfost
   -----------------------------                -----------------------------
   Russell D. Hays                           Name: Dale Pfost
   President and Chief Executive Officer          ---------------------------
                                            Title: CEO
                                                   --------------------------

                                 SCHEDULE 1.9
                                SPECIFICATIONS
                                --------------

[*] CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES
    COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

                               SCHEDULE 3.6.1(1)
                                     PRICE
                                     -----

1.   AcyNTP Pricing per Micromole (based on per purchase order/single shipment)

                         TERMINATOR          REPORTER
                         MICROMOLES     HAPTEN       DYE
                         ----------     ------       ---
                       [*]






2.   ddNTP Pricing per Micromole (based on per purchase order/single shipment)
     -------------------------------------------------------------------------

                         TERMINATOR          REPORTER
                         MICROMOLES     HAPTEN       DYE
                         ----------     ------       ---
                       [*]

[*] CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES
    COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

                                 SCHEDULE 6.3
                      ORCHID KIT AND TERMINATOR LABELING
                      ----------------------------------


Labeling to be placed on Kits by Orchid:
---------------------------------------

"This product is distributed and sold under licenses from Orchid Biocomputer, Inc. and contains reagents sold under license from NEN LIFE SCIENCE PRODUCTS, INC., for research use only for the detection of genetic polymorphisms by the method of Genetic Bit Analysis (GBA/(R)/) and are not authorized nor intended for diagnostic or therapeutic use or for any development of these products. No other license is intended or granted through sale of this product to purchaser. Purchase other than by an authorized distributor or reseller does not include the right to resell or transfer this product either as a stand alone product or as a component of another product or to otherwise commercially exploit this product. Any use of this product other than the licensed use without the prior, express written authorizations of Orchid Biocomputer, Inc. and NEN LIFE SCIENCE PRODUCTS, INC. is strictly prohibited."

Labeling to be placed by Orchid on acyNTP Terminators sold independent of Kits:
------------------------------------------------------------------------------

"This product is distributed and sold under licenses from Orchid Biocomputer, Inc. and NEN LIFE SCIENCE PRODUCTS, INC., for research use only for the detection of genetic polymorphisms by the method of Genetic Bit Analysis (GBA/(R)/) and are not authorized nor intended for diagnostic or therapeutic use or for any development of these products. No other license is intended or granted through sale of this product to purchaser. Purchase does not include or carry any right to resell or transfer this product either as a standalone product or as a component of another product or to otherwise commercially exploit this product. Any use of this product other than the licensed use without the prior, express written authorization of Orchid Biocomputer, Inc. and NEN LIFE SCIENCE PRODUCTS, INC. is strictly prohibited.

"This product may not be used for DNA sequencing unless (a) used with a DNA sequencer instrument purchased from NEN Life Science Products, Inc. or its sublicensees, or (b) a separate license for such use is obtained from PE Biosystems, Inc., Foster City, CA."

Labeling to be placed by Orchid on ddNTP Terminators:
----------------------------------------------------

"This product is distributed and sold under licenses from Orchid Biocomputer, Inc. and NEN LIFE SCIENCE PRODUCTS, INC., for research use only for the detection of genetic polymorphisms by the method of Genetic Bit Analysis (GBA/(R)/) and are not authorized nor intended for diagnostic or therapeutic use or for any development of these products. No other license is intended or granted through sale of this product to purchaser. Purchase does not include or carry any right to resell or transfer this product either as a stand alone product or as a component of another product or to otherwise commercially exploit this product. Any use of this product other than the licensed use without the prior, express written authorization of Orchid Biocomputer, Inc. and NEN LIFE SCIENCE PRODUCTS, INC. is strictly prohibited.

"This product may not be used for DNA sequencing unless (a) used with a DNA sequencer instrument purchased from NEN Life Science Products, Inc. or its sublicensees, or (b) a separate license for such use is obtained from PE Biosystems, Inc., Foster City, CA.

"For Research Use Only: This product is distributed and sold under an arrangement between ENZO DIAGNOSTICS, INC. and NEN LIFE SCIENCE PRODUCTS, INC. for research purposes only by the end-user in the research market and is not intended for diagnostic or therapeutic use. Purchase does not include or carry any right or license to use, develop, or otherwise exploit this product commercially. Any commercial use, development or exploitation of this product without the express prior written authorization of ENZO DIAGNOSTICS, INC. and NEN LIFE SCIENCE PRODUCTS, INC. is strictly prohibited.

"This product or the use of this product may be covered by one or more Enzo patents, including the following: U.S. Patent Nos. 4,994,373, 5,476,928, 5,328,824; 5,449,767; 4,707,440; 4,952,685; 5,002,885; and 5,013,831; and DK 164
407 8; and by one or more patents owned by NEN, including U.S. Patent Nos. 5,047,519; 5,151,507; and 5,608,063."

                                 SCHEDULE 6.5
                            NEN TERMINATOR LABELING
                            -----------------------

Labels to be placed by NEN on Terminators:
-----------------------------------------

"This product may not be used for Genetic Bit Analysis(R) unless (A) used with a SNPstream(R) instrument purchased from Orchid Biocomputer, Inc., or (B) a separate license for such use is obtained from Orchid Biocomputer, Inc. of Princeton NJ."

                                 SCHEDULE 10.1
                        COMMON STOCK PURCHASE AGREEMENT
                        -------------------------------


     THIS AGREEMENT dated as of February 16, 2000 is by and between ORCHID BIOSCIENCES, INC. (the "Company"), a Delaware corporation with principal offices at 303 College Rd. East, Princeton, NJ 08543, USA, and NEN Life Science Products, Inc. (the "Purchaser"), a Delaware corporation with principal offices at 549 Albany St., Boston, MA 02118.

     WHEREAS the Company wishes to obtain equity financing and the Purchaser is willing to purchase and the Company is willing to sell, on the terms and conditions contained in this Agreement, shares of Common Stock of the Company.

     IN CONSIDERATION of the mutual covenants contained in this Agreement, the parties agree as follows:

     SECTION 1.  Authorization of Sale of the Shares. The Company has authorized
                 -----------------------------------
the sale to the Purchaser of 125,000 shares (the "Shares") of the Common Stock, par value per share, of the Company (the "Common Stock") at a purchase price of $ [*]per share, which price is at a premium to the current fair market value of the Common Stock.

     SECTION 2.  Sale and Purchase of Shares; Limitations on Transfer; Certain
                 -------------------------------------------------------------
Other Rights.
------------

     2.1  Sale and Purchase of Shares.  At the Closing (as defined in Section
          ---------------------------
3), the Company will sell to the Purchaser, and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, the Shares, at an aggregate purchase price of $ (the "Purchase Price").

     2.2  Right of First Refusal. If the Purchaser desires to sell all or any
          ----------------------
part of the Shares at any time after the Closing and has received in writing an irrevocable and unconditional bona fide offer (the "Bona Fide Offer") for the purchase thereof from a third party (the "Offeror"), the Purchaser shall give written notice (the "BFO Notice") to the Company setting forth the

Purchaser's desire to sell such Shares, which BFO Notice shall be accompanied by a photocopy of the original executed Bona Fide Offer and shall set forth at least the name and address of the Offeror and the price and terms of the Bona Fide Offer. The Company and/or its designees may elect to purchase some or all of the Shares to be transferred (the "Offered Shares") upon the terms and conditions set forth in the BFO Notice by delivering a written notice of such election to the Purchaser within twenty (20) days after the date of mailing of the BFO Notice by the Purchaser. The closing of the purchase and sale of the Offered Shares shall take place on a date agreed upon by the Purchaser and the Company but in any event within forty-five (45) days after the date of the mailing of the BFO Notice, at the principal office of the Company, or such other place as may be agreed to by the Purchaser and the Company. If the Company and its designees do not elect to purchase all of the Offered Shares, the Purchaser may transfer and sell any Offered Shares for which such an election is not made to the Offeror at a price and on terms no more favorable to the Offeror than those specified in the BFO Notice, provided that such transfer and sale is consummated during the 60-day period immediately following the date of mailing of the BFO Notice by the Purchaser. Any Offered Shares not sold or transferred during such 60-day period will again be subject to the provisions of this
Section 2.2.

     2.3  Restrictions on Offeror.  Any Offeror purchasing all or any portion of
          -----------------------
the Shares from the Purchaser under Section 2.2 shall be subject to the terms of this Agreement.

     2.4  Exempted Transfers.  (a) The Purchaser shall be permitted to transfer
          ------------------
the Shares owned by it without complying with the provisions of this Section 2 solely in the event of transfer by the Purchaser to any Affiliate of the Purchaser (a "Permitted Transferee"), provided that any such Permitted Transferee shall have delivered to the Company the written agreement of such Permitted Transferee to be bound by all of the provisions of this Agreement to the same extent as the Purchaser. For the purposes of this Section, "Affiliate" shall mean any corporation, firm, partnership or other entity which directly or indirectly controls or is controlled by or is under common control with a party to this Agreement. "Control" means ownership, directly or through one or more affiliates, of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or fifty percent (50%) or more of the equity interests in the case of any limited liability company or other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby a party controls or has the right to control the Board of Directors of directors or equivalent governing body of a corporation or other entity.

          (b) The rights of the Company under Section 2.2 hereof shall not apply to any pledge of Shares by the Purchaser which creates a mere security interest, provided the pledgee provides the Company with a written agreement to be bound hereby to the same extent as the Purchaser.

     2.5  Failure to Deliver Shares.  If the Purchaser becomes obligated to sell
          -------------------------
any Shares to the Company or its designee under this Section 2 and fails to deliver such Shares in accordance with the terms of this Agreement, the Company or its designee may, at its option, in addition to all other remedies it may have, send to the Purchaser the purchase price for such Shares as is herein specified. Thereupon, the Company upon written notice to the Purchaser, (i) shall cancel on its books the certificate or certificates representing the Shares to be sold and (ii) shall issue, in lieu thereof, in the name of the Company or its assignee, a new certificate or certificates representing such Shares, and thereupon all of the Purchaser's rights in and to such Shares shall terminate.

     2.6  Term.  The provisions of Sections 2.2 through 2.5 shall terminate upon
          ----
the effective date of the registration of the Shares pursuant to the United States Securities Exchange Act of 1934.

     2.7  Legend.  Each certificate evidencing any of the Shares shall bear a
          ------
legend substantially as follows:

          "The shares represented by this certificate are subject to restrictions on transfer and may not be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of except in accordance with and subject to all the terms and conditions of a certain Common Stock Purchase Agreement dated as of March __, 2000, a copy of which the Company will furnish to the holder of this certificate upon request and without charge."

     2.8  Lock-Up.  If, in connection with a registration statement filed by the
          -------
Company pursuant to the Securities Act, the Company or its underwriter so requests, the Purchaser will agree not to sell any Shares for a period not to exceed 180 days following the effectiveness of such registration.

     SECTION 3.  Delivery of the Shares at the Closing. The completion of the
                 -------------------------------------
purchase and sale of the Shares being purchased and sold pursuant to this Agreement (the "Closing") shall occur on a date to be specified by the parties which shall be no later than March __, 2000, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts 02111 (the "Closing Date"). At the Closing, the Purchaser shall pay to the Company an amount equal to the Purchase Price and the Company shall deliver to the Purchaser one or more stock certificates representing the Shares purchased by the Purchaser, each such certificate to be registered in the name of the Purchaser. The Company's obligation to close the transaction shall be subject to the following conditions, any of which may be waived by the Company:
(y) receipt by the Company of funds in the full amount of the Purchase Price for the Shares being purchased hereunder; and (z) the accuracy of the representations and warranties made by the Purchaser and the fulfillment of those undertakings of the Purchaser to be fulfilled prior to the Closing. The Purchaser's obligation to close the transaction shall be subject to the fulfillment of the following conditions: (a) the execution and delivery by the Company of the Registration Rights Agreement in the form attached on Exhibit 1
                                                                     ---------
attached hereto (the "Registration Rights Agreement"); (b) the receipt by the Purchaser of an opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Company, in the form attached hereto as Exhibit 2; (c) the
                                                       ---------
receipt by the Purchaser of a copy of a certificate, dated on or immediately prior to the Closing Date, as to the good standing of the Company in the state of Delaware; (d) the receipt by the Purchaser of a stock certificate, representing the Shares; and (e) the receipt by the Purchaser of a certificate of the Secretary of the Company as to the incumbency of certain officers executing the Transaction Documents in the form attached hereto as Exhibit 3.
                                                                   ---------
This Agreement and the Registration Rights Agreement are collectively referred to herein as the "Transaction Documents".

     SECTION 4.  Representations, Warranties and Covenants of the Company. As
                 --------------------------------------------------------
used herein, "best knowledge" shall mean and include only actual knowledge of any officers or directors of the Company. The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

          4.1.   Organization. The Company is duly organized, validly existing
                 ------------
and in
good standing under the laws of the State of Delaware. The Company has full corporate power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is registered or qualified to do business and in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be so qualified would have a material adverse effect upon the business, financial condition, properties or operations of the Company. The Company has delivered to the Purchaser an accurate and complete copy of its Certificate of Incorporation and all amendments thereto, including without limitation, all Certificates of Designation filed with the Secretary of State of Delaware.

          4.2.   Due Authorization. The Company has all requisite corporate
                 -----------------
power and authority to execute, deliver and perform its obligations under the Transaction Documents, and the Transaction Documents have been duly authorized and validly executed and delivered by the Company and constitute legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms.

          4.3.   Non-Contravention. The execution and delivery of the
                 -----------------
Transaction Documents, the issuance and sale of the Shares to be sold by the Company hereunder, the fulfillment of the terms of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents will not conflict with or constitute a violation of, or default or give rise to any benefits or an acceleration of any rights of any third party (with the passage of time or otherwise) under, any material agreement or instrument to which the Company is a party or by which it is bound or the charter, by-laws or other organizational documents of the Company nor result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which it is bound or to which any of the property or assets of the Company is subject, nor conflict with, or result in a violation of, any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body is required for the valid issuance and sale of the Shares to be sold pursuant to the Agreement, other than such as have been or will be made or obtained.

          4.4  Capitalization.  The Shares to be sold pursuant to this Agreement
               --------------
have been duly authorized, and when issued and paid for in accordance with the terms of this Agreement will be validly issued, fully paid and non-assessable and free of restrictions on transfer, other than restrictions on their transfer under this Agreement, and under applicable state and federal securities laws. The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and non-assessable.

          4.5  Related-Party Transactions.  Except as disclosed on Schedule 4.5
               --------------------------                          ------------
attached hereto, no employee, officer, or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. To the best of the Company's knowledge, no officer or director or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company.

          4.6  Permits.  The Company has all franchises, permits, licenses, and
               -------
any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

          4.7  Compliance With Other Instruments.  The Company is not in
               ---------------------------------
violation or default of any provision of its Certificate of Incorporation or Bylaws or in any material respect of any provision of any mortgage, indenture, agreement, instrument, or contract to which it is a party or by which it is bound or, to the best of its knowledge, of any federal or state judgment, order, writ, decree, statute, rule, or regulation applicable to the Company. The execution, delivery, and performance by the Company of this Agreement, the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge, or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or non-renewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations, or any of its assets or properties.

          4.8  Litigation.  There is no action, suit, proceeding, or
               ----------
investigation, to the best of the Company's knowledge, pending or currently threatened against the Company that questions the validity of this Agreement, the Registration Rights Agreement or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse change in the assets, business, properties, prospects, or financial condition of the Company, or in any material change in the current equity ownership of the Company. The foregoing includes, without limitation, any action, suit, proceeding, or investigation pending or currently threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, their obligations under any agreements with prior employers, or negotiations by the Company with potential backers of, or investors in, the Company or its proposed business.
The Company is not a party to, or to the best of its knowledge, named in any order, writ, injunction, judgment, or decree of any court, government agency, or instrumentality. There is no action, suit, or proceeding by the Company currently pending or that the Company currently intends to initiate.

          4.9  Offering.  Subject in part to the truth and accuracy of the
               --------
Purchaser's representations set forth in Section 5.1 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

          4.10 Title to Property and Assets; Leases.  The Company owns no real
               ------------------------------------
estate and leases facilities in Princeton, New Jersey. Except (i) as reflected in the Financial Statements (as defined in paragraph 4.11), (ii) for liens for current taxes not yet delinquent, (iii) for liens imposed by law and incurred in the ordinary course of business for obligations not past due to carriers, warehousemen, laborers, materialmen and the like, (iv) for liens in respect of pledges or deposits under workers' compensation laws or similar legislation or
(v) for minor defects in title, none of which, individually or in the aggregate, materially interferes with the use of such property, the Company owns its property and assets free and clear of all mortgages, liens, claims, and encumbrances. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims, or encumbrances, subject to clauses (i)-(v) above.

          4.11 Financial Statements and Preliminary Financial Statements.  The
               ---------------------------------------------------------
Company has delivered to the Purchaser its audited financial statements (balance sheet and profit and loss statement, statement of stockholders' equity and statement of cash flows including notes thereto) at December 31, 1998 and 1997 for the fiscal years then ended and shall, within thirty (30) days of the date hereof, deliver to the Purchaser its audited financial statements for the fiscal year ending December 31, 1999 and the twelve months ended December 31, 1999 (the "Financial Statements"). The Financial Statements will have been prepared in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") applied on a consistent basis throughout the periods indicated and with each other, except that unaudited financial statements may not contain all footnotes required by GAAP. The Financial Statements will fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually do not exceed $125,000, and in the aggregate do not exceed $800,000, other than commitments set forth on Schedule 4.11 attached hereto. Except as disclosed in the
             -------------
Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm, or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

          4.12 Changes.  To the best of the Company's knowledge and except as
               -------
set forth in Schedule 4.12 herein or as otherwise permitted by this Agreement,
             -------------
since December 31, 1999, there has not been:

     (a) any change in the assets, liabilities, financial condition, business prospects or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

     (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, prospects, or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted);

     (c) any material change to a material contract or arrangement by which the Company or any of its assets is bound or subject;

     (d)  any indebtedness incurred by the Company in excess of $25,000;

     (e)  any change made or authorized to the Company's By-Laws or Charter;

     (f) any dividends, whether declared, set aside or paid, with respect to its capital stock (whether in cash or in kind) or redemptions of any such capital stock;

     (g) any resignation or termination of employment of any key officer of the Company; and the Company, to the best of its knowledge, does not know of the impending resignation of termination of employment of any such officer;

     (h) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

     (i) to the best of the Company's knowledge, any other event or condition of any character that might materially and adversely affect the business, properties, prospects, or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted); or

     (j) any agreement or commitment, whether written or oral, by the Company to do any of the things described in this Section 4.12.

          4.13 Patents and Trademarks.  The Company owns or possesses sufficient
               ----------------------
legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, and proprietary rights and processes presently used by the Company in its business (the "Intellectual Property Rights"). To the best knowledge of the Company, the Intellectual Property Rights are the only intellectual property rights necessary for its business as now conducted and as proposed to be conducted and, to the best knowledge of the Company, do not conflict with, or infringe the rights of others. Except for agreements with its own employees or consultants, there are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses, or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, and proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, or other proprietary rights or processes of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant, or instrument under which any of such employees is now obligated.

          4.14 Employees; Employee Compensation.  To the best of the Company's
               --------------------------------
knowledge, there is no strike, or labor dispute or union organization activities pending or threatened between it and its employees. None of the Company's employees belongs to any union or collective bargaining unit. To the best of its knowledge, the Company has complied in all material respects with all applicable state and federal equal opportunity and other laws related to employment. To the best of the Company's knowledge, no employee of the Company is or will be in violation of any judgment, decree, or order, or any term of any employment contract, patent disclosure agreement, or other contract or agreement relating to the relationship of any such employee with the Company, or any other party because of the nature of the business conducted or to be conducted by the Company or to the use by the employee of his best efforts with respect to such business. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing.

          4.15 Tax Returns, Payments, and Elections.  The Company has filed all
               ------------------------------------
tax returns and reports as required by all applicable state and Federal laws. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith; provided that for such contested taxes, the Company has maintained an adequate reserve. The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended ("Code"), to be treated as an S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material effect on the business, properties, prospects, or financial condition of the Company. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessments or collection of any tax or governmental charge. None of the Company's federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. Since the date of the Financial Statements, the Company has made adequate provisions on its books of account for all taxes, assessments, and governmental charges with respect to its business, properties, and operations for such period. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes, including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

          4.16 Insurance.  The Company has in full force and effect fire and
               ---------
casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed. The

Company has in full force and effect products liability and errors and omissions insurance in amounts customary for companies similarly situated.

          4.17 Environmental and Safety Laws. To the best of its knowledge, the
               -----------------------------
Company is not in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety (including without limitation the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended) and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation.

          4.18 Disclosure.  The Company has provided the Purchaser with all the
               ----------
information reasonably available to it that the Purchaser has requested for deciding whether to purchase the Shares. To the best of the Company's knowledge, neither this Agreement nor any other written statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

          SECTION 5.  Representations, Warranties and Covenants of the
                      ------------------------------------------------
Purchaser.
---------

          5.1. The Purchaser represents and warrants to, and covenants with, the Company, as of the date hereof and as of the Closing Date, that: (i) the Purchaser is an "accredited investor" as defined in Regulation D under the United States Securities Act of 1933, as amended (the "Securities Act"); and also is knowledgeable and experienced in making investments in private placement transactions such as the purchase of the Preferred Shares; (ii) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by companies comparable to the Company, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares; (iii) the Purchaser is acquiring the Shares set forth above for its own account for investment and with no present intention of distributing any of such Shares, and no arrangement or understanding exists with any other person regarding the distribution of any of such Shares; (iv) the Purchaser will not, directly or indirectly, voluntarily offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except (a) in the event the Shares are registered pursuant to an effective registration statement under the Securities Act, (b) upon delivery of an opinion of counsel (which shall be in form and substance reasonably satisfactory to the Company) that such registration is not required, (c) in connection with a sale, transfer or other disposition made pursuant to Section 144(k) of the Securities Act or (d) to an Affiliate of the Purchaser provided that (i) in each of cases (a), (c) and (d) set forth above no opinion of counsel shall be required and (ii) such offer, sale, pledge or transfer does not otherwise violate the terms of this Agreement; and (v) the Purchaser has had an opportunity to ask questions and receive answers from the management of the Company regarding the Company, its business and the offering of the Shares.

          5.2. The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the Registration Rights Agreement, and (ii) upon the execution and delivery of this Agreement and the Registration Rights Agreement, this Agreement and the Registration Rights Agreement shall constitute valid and binding obligations of the Purchaser enforceable in accordance with their terms.

          5.3. The Purchaser acknowledges and understands that there is no public market for the Shares and that the Purchaser must bear the economic risk of its investment in the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. The certificates representing the Shares issued to Purchaser will bear a legend in substantially the following form:

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL (WHICH SHALL BE IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY), THAT SUCH

          REGISTRATION IS NOT REQUIRED, UNLESS SUCH SALE, TRANSFER OR OTHER DISPOSITION IS MADE PURSUANT TO RULE 144(K) OF THE SECURITIES ACT, IN WHICH CASE SUCH SALE, TRANSFER OR OTHER DISPOSITION MAY BE MADE AND NO OPINION OF COUNSEL SHALL BE REQUIRED.

The Company agrees to remove such legend from the certificates representing the Shares issued to Purchaser at such time as such Shares may be legally sold under Rule 144 of the Securities Act (or any successor rule) without registration under the Securities Act, at the request of the Purchaser and upon receipt from the Purchaser of an opinion, which shall be in form and substance reasonably satisfactory to the Company, that such legend may be removed.

     The Purchaser agrees that any sale, transfer, pledge, hypothecation or other disposition of the Shares shall be made in compliance with such legend and the requirements set forth in Section 2.2.

     SECTION 6.  Survival of Representations, Warranties and Agreements.
                 ------------------------------------------------------
Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased, and the payment therefor.

     SECTION 7.  No Fee.  The parties hereto hereby represent that there are no
                 ------
brokers or finders entitled to compensation in connection with the transactions contemplated hereby.

     SECTION 8.  Notices.  All notices, requests, consents and other
                 -------
communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand,
(ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid:

          (a)    if to the Company, to:

                 Orchid BioSciences, Inc.
                 303 College Road East

                 Princeton, NJ 08543
                 USA
                 Facsimile: (609) 750-22-50
                 Attn:  President

                 with a copy to:

                 Mintz, Levin, Cohn, Ferris,
                 Glovsky and Popeo, P.C.
                 One Financial Center
                 Boston, Massachusetts 02110
                 USA
                 Facsimile: (617) 542-22-41
                 Attn: Jeffrey M. Wiesen, Esq.


          (b)    if to the Purchaser, to:

                 NEN Life Science Products, Inc.
                 549 Albany Street
                 Boston, MA 02118
                 Facsimile: 617-542-8463
                 Attn: President

                 With a courtesy copy to:
                 NEN Life Science Products, Inc.
                 549 Albany Street
                 Boston, MA 02118
                 Facsimile: 617-542-8463
                 Attn: Company Secretary

 All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above,
(ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise,
(iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the 5th business day following the day such mailing is made.

    SECTION 9.   Changes.  Any term of this Agreement may be amended or
                 -------
compliance therewith waived only with the written consent of both parties hereto.

     SECTION 10. Assignment.  The rights and obligations under this Agreement
                 ----------
may not be assigned by either party hereto without the prior written consent of the other party; provided, that such rights and obligations may be assigned by the Purchaser to a Permitted Transferee (as defined herein).

     SECTION 11. Benefit.  All statements, representations, warranties,
                 -------
covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

     SECTION 12. Expenses.  Each of the parties hereto shall pay its own fees
                 --------
and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

     SECTION 13. No Waiver; Cumulative Remedies.  No failure or delay on the
                 ------------------------------
part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 14. Headings.  The headings of the various sections of this
                 --------
Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

     SECTION 15. Severability.  In case any provision contained in this
                 ------------
Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     SECTION 16. Governing Law.  This Agreement shall be governed by and
                 -------------
construed in accordance with (a) the internal laws of the State of New Jersey without giving effect to principles of conflicts of law, and (b) United States federal law.

     SECTION 17. Counterparts.  This Agreement may be executed in counterparts,
                 ------------
each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

     SECTION 18. Further Assurances.  From and after the date of this
                 ------------------
Agreement, upon the request of the Purchaser or the Company, the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the Shares.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the 16 day of February, 2000.


                                        ORCHID BIOSCIENCES, INC.



                                       By:______________________________________
                                              Dale Pfost


                                           Chairman and Chief Executive Officer


                                        NEN LIFE SCIENCE PRODUCTS, INC.



                                        By:_____________________________________
                                              Name:
                                              Title:

                                                                    Schedule 4.5
                                                                    ------------

                           Related Party Transaction
                           -------------------------

                                     None


                                                                   Schedule 4.12
                                                                   -------------

                             Material Liabilities
                             --------------------

The Board of Directors of the Company has approved the adoption of a Restated Certificate of Incorporation and Amended and Restated By laws in anticipation of a possible public offering by the Company, which documents will be submitted to the stockholders of the Company for approval at the Annual Meeting of the shareholders scheduled to be held in March 2000.

                                   Exhibit 1


                         REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "Agreement") is made and entered into as of February ____, 2000 by and among Orchid BioSciences, Inc., a Delaware corporation (the "Company"), with principal offices at 303 College Road East, Princeton, New Jersey 08540 and NEN Life Science Products Inc. (the "Stockholder") with principal offices at 549 Albany Street, Boston, MA 02118.

                                   Recitals

     WHEREAS, the Company has issued to the Stockholder shares of its Common Stock, par value per share (the "Common Stock"), pursuant to a Common Stock Purchase Agreement dated as of the date hereof (the "Purchase Agreement"); and

     WHEREAS, among the conditions to the consummation of the transactions contemplated by the Purchase Agreement is the execution and delivery of a Registration Rights Agreement providing for the registration rights described herein.

     NOW THEREFORE, in consideration of the foregoing and the mutual promises herein contained the parties agree as follows:

                                   Agreement

1.   RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; REGISTRATION RIGHTS

     1.1  Certain Definitions
          -------------------

     As used in this Agreement, the following terms shall have the meanings set forth below:

     (a) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     (b) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

     (c) "Holder" shall mean the Stockholder and any transferee to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 1.2 and Section 1.8 hereof.

     (e)  "Registrable Securities" shall mean (i) shares of Common Stock and
(ii) any shares of Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided however, that Registrable Securities shall not include any shares of Common Stock (i) which have previously been registered or which have been sold to the public, or which have been sold in a private transaction in which the transferor's rights under this Agreement are not assigned, or (ii) with respect to which the registration rights under this Agreement have terminated under Section 1.15 of this Agreement.

     (f) The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

     (g) "Registration Expenses" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses.

     (h) "Restricted Securities" shall mean any Registrable Securities required to bear the legends set forth in Section 1.2(b) hereof.

     (i) "Rule 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

     (j) "Rule 145" shall mean Rule 145 as promulgated by the Commission under the Securities Act as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

     (k) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

     (l) "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel included in Registration Expenses).

1.2  Restrictions on Transfer
     ------------------------

     (a) Each Holder agrees not to make any disposition of all or any portion of the Registrable Securities unless and until (i) there is then in effect a registration statement under the

Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement or (ii) the transferee has agreed in writing for the benefit of the Company prior to such transfer, and as a condition thereof, delivers to the Company a written instrument by which such transferee agrees to be bound by this Section 1.2, provided and to the extent such Section is then applicable, and (A) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (B) if requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require any of the documents described in Section 1.2(a) above in connection with any transactions made pursuant to Rule 144(k), except in unusual circumstances.

     Notwithstanding the provisions of 1.2(i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or retired partners (who retire after the date hereof) in accordance with partnership interests, of (B) to the Holder's family member or trust for the benefit of an individual Holder, provided such transfer is without consideration and the transferee will be subject to the terms of this Section 1.2 to the same extent as if he were an original Holder hereunder.

     (b) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL WHICH SHALL BE IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY (WHICH MAY BE THE HOLDER'S IN-HOUSE COUNSEL), THAT SUCH REGISTRATION IS NOT REQUIRED, UNLESS SUCH SALE, TRANSFER OR OTHER DISPOSITION IS MADE PURSUANT TO RULE 144 OF THE SECURITIES ACT, IN WHICH CASE SUCH SALE, TRANSFER OR OTHER DISPOSITION MAY BE MADE AND NO OPINION OF COUNSEL SHALL BE REQUIRED, OR EXCEPT AS OTHERWISE PERMITTED UNDER A CERTAIN COMMON STOCK PURCHASE AGREEMENT DATED MARCH __, 2000 BETWEEN THE COMPANY AND THE ORIGINAL HOLDER, A COPY OF WHICH IS AVAILABLE UPON REQUEST FROM THE COMPANY FOR INSPECTION.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE REGISTRATION RIGHTS AGREEMENT DATED FEBRUARY __, 2000, AS AMENDED, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE

COMPANY OR MAY BE AVAILABLE UPON REQUEST.

     (c) The Company shall be obligated to reissue promptly unlegended Registrable Securities at the request of any Holder thereof if the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the Registrable Securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

     (d) Any legend endorsed on any Registrable Securities pursuant to applicable state securities laws and any stop-transfer instructions with respect to any Registrable Securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

1.3  REGISTRATION ON FORM S-3
     ------------------------

     (a) After the effective date of the Company's initial public offering (the "Offering Effective Date"), the Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms.
After the Company has qualified for the use of Form S-3, the Holder of Registrable Securities shall have the right, at any time on or after the first anniversary of the Offering Effective Date, to request registrations on Form S-3 (such request shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder); provided, however, that the Company shall not be
                                --------  -------
obligated to effect any such registration if (i) the Holder, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $1,000,000; (ii) in a given twelve-month period, the Company has effected two
(2) such registrations, (iii) it is to be effected more than five (5) years after the Offering Effective Date; or (iv) the Company shall have furnished to such Holder a certificate signed by the President of the Company stating that in good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company for such registration statement to be filed in the near future and that it has, therefore, determined to defer the filing of such registration statement, in which case the Company shall have the right to defer such filing for a period of not more than one hundred eighty
(180) days after receipt of the request of the Holder, and, provided ,further,
                                                            --------  -------
that the Company shall not defer its obligation in this manner more than once in any twelve-month period.

     (b) The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 1.3:

               (i) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

               (ii) After the Company has initiated two (2) such registrations for the Holder pursuant to this Section 1.3 (counting for these purposes only registrations which have been declared or ordered effective and pursuant to which securities have been sold and registrations which have been withdrawn by the Holder as to which the Holder has not elected to bear the Registration Expenses pursuant to
          Section 1.3(d) hereof and would, absent such election, have been required to bear such expenses);

               (iii) During the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration, including a demand registration initiated by the Company on behalf of any holder of demand registration rights; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective.

     (c) Subject to the foregoing, upon delivery by the Holder of the notice described in Section 1.3(a) above, the Company shall (i) promptly give written notice of the proposed registration to all other Holders (if any) and (ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with the Securities Act) as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered. The registration statement filed pursuant to the request of the Holder may, subject to the provisions of Sections 1.3(b) and 1.10 hereof, include other securities of the Company with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company.

     (d) All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 1.3 hereof shall be borne by the Company.

     (e) If the registration requested pursuant to Section 1.3 is underwritten, the rights of the Holder to registration pursuant to Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. The Holder may elect to include in such underwriting all or a part of its Registrable Securities. Notwithstanding the foregoing, the Company shall not be obligated to register the Registrable Securities of any Holder who fails promptly to provide to the Company such information as the Company may reasonably request at the time to enable the Company to comply with applicable laws or regulations or to facilitate preparation of the registration statement.

     (f)  If the Company shall request inclusion in any registration pursuant to
Section 1.3
of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 1.3, the Holder shall offer to include such securities in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 1 (including Section 1.10). The Company shall (together with the Holder and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters. Notwithstanding any other provision of this
Section 1.3, if the representative of the underwriters advises the Holder in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated as set forth in Section 1.10 hereof. If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Holder. Any Registrable Securities or other securities excluded shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 1.3(f), then the Company shall offer to all persons who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such persons requesting additional inclusion in accordance with Section 1.10.

1.4  Registration Procedures
     -----------------------

     In the case of each registration effected by the Company pursuant to
Section 1.3, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its best efforts to:

     (a)  Keep such registration effective for a period of one hundred twenty
(120) days or until the Holder has completed the distribution described in the registration statement relating thereto, whichever first occurs; provided,
                                                                 --------
however, that such 120-day period shall be extended, if necessary, to keep the
-------
registration statement effective until all such Registrable Securities are sold, provided that Rule 145, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (I) includes any prospectus required by Section 10(a)(3) of the Securities Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and
(II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

     (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

     (c) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as the Holder from time to time may reasonably request;

     (d) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that as thereafter delivered to the purchasers of such shares such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

     (e) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

     (f) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

     (g) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

1.5  Indemnification
     ---------------

     (a) The Company will indemnify each Holder, each of its officers, directors and partners, legal counsel and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter specifically for use in the preparation thereof. It is agreed that the indemnity agreement contained in this Section 1.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

     (b) Each Holder will, if Registrable Securities held by him are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers, legal counsel, and accountants and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, directors, and partners, and each person controlling such Holder, against all expenses, claims, losses, damages and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holder, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for use in the preparation thereof; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 1.5 exceed the gross proceeds from the offering received by such Holder.

     (c) Each party entitled to indemnification under this Section 1.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section
1.5 to the extent such failure is not prejudicial. No Indemnifying Party in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof, the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

     (d) If the indemnification provided for in this Section 1.5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu to indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

     (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

1.6  Information by Holder
     ---------------------

     Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 1, except to the extent that the furnishing of such information would violate any law or any contractual arrangement. The Company shall not be obligated to register the Registrable Securities of any Holder who fails promptly to provide to the Company such information as the Company may reasonably request at the time to enable the Company to comply with applicable laws or regulations or to facilitate preparation of the registration statement, including any information that the Holder fails to provide on the basis that such information would violate any law or any contractual arrangement.

1.7  Rule 144 Reporting
     ------------------

     With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its best efforts to:

     (a) Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

     (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements;

     (c) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

1.8  Transfer or Assignment of Registration Rights
     ---------------------------------------------

     The rights to cause the Company to register securities granted to a Holder by the Company under this Section 1 may be transferred or assigned by a Holder only to a transferee or assignee of not less than 50,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like), provided that the Company is given written notice at the time of said transfer or assignment stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and, provided further, that the transferee or assignee of such rights assumes the obligations of such Holder under this
Section 1 and prior to such transfer, as a condition thereof, delivers to the Company a written instrument by which such transferee agrees to be bound by this Agreement.

1.9  "Market Stand-Off" Agreement
      ---------------------------

     If requested by the Company and an underwriter of Common Stock (or other securities) of the Company, a stockholder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such stockholder (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act, provided that:

     (a) if the stockholder is not an "affiliate" (as defined under Rule 144) of the Company nor does it hold beneficially or of record 10% or more of the outstanding equity securities of the Company at the time a registration statement is filed, then such agreement shall only apply to the first such registration statement of the Company including, without limitation, the Company's initial public offering, including securities to be sold on its behalf to the public in an underwritten offering; and

     (b) all officers and directors of the Company enter into similar agreements.

     The obligations described in this Section 1.9 shall not apply to a registration relating solely to employee benefit plans on Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

1.10 Allocation of Registration Opportunities
     ----------------------------------------

     In any circumstance in which all of the Registrable Securities and other shares of Common Stock of the Company (including shares of Common Stock issued or issuable upon conversion of share of any currently unissued series of Preferred Stock of the Company) with registration rights (the "Other Shares") requested to be included in a registration on behalf of the Holder or other selling stockholders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and Other Shares that may be so included, the number of shares of Registrable Securities and Other Shares that may be so included shall be allocated among the Holders and the other selling stockholders requesting inclusion of shares pro rata on the basis of the number of shares of Registrable Securities and Other Shares held by such Holders and other selling stockholders, assuming conversion, that such Holders and selling stockholders had requested to be included in the registration.

1.11 Delay of Registration Opportunities
     -----------------------------------

     No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.12 Termination of Registration Rights
     ----------------------------------

     The right of any Holder to request registration or inclusion in any registration pursuant to Section 1.3 shall terminate on such date after the Offering Effective Date as all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90) day period.

2.   MISCELLANEOUS

2.1  Governing Law
     -------------

     This Agreement shall be governed in all respects by the laws of the State of New Jersey, as if entered into by and between New Jersey residents exclusively for performance entirely within New Jersey, and excluding that body of laws pertaining to conflicts of laws.

2.2  Successors and Assigns
     ----------------------

     Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.

2.3  Entire Agreement; Amendment: Waiver
     -----------------------------------

     This Agreement (including the Exhibits hereto) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. This Agreement supersedes any and all prior understandings as to the subject matter of this Agreement. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the Holders of at least fifty percent (50%) of the Registrable Securities. Any such amendment, waiver, discharge or termination shall be binding on all the Holders, but in no event shall the obligation of any Holder hereunder be materially increased, except upon the written consent of such Holder.

2.4  Notices, etc.
     -------------

     All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United States first-class mail, postage prepaid, or delivered personally by hand or nationally recognized courier addressed (a) if to the Stockholder, at the address set forth on the first page of this Agreement, or at such other address as such holder or permitted assignee shall have furnished to the Company in writing, or (b) if to the Company, at 303 College Road East, Princeton, New Jersey 08540, or at such other address as the Company shall have furnished to each holder in writing. All such notices and other written communications shall be effective on the date of mailing or delivery.

2.5  Delays or Omissions
     -------------------

     No delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement or any waiver on the part of any Holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

2.6  Rights; Separability
     --------------------

     Unless otherwise expressly provided herein, a Holder's rights hereunder are several rights, not rights jointly held with any of the other Holders. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

2.7  Confidential Information
     ------------------------

     Each Holder acknowledges that the information received by them pursuant hereto may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Holder is required to disclose such information by a governmental body.

2.8  Titles and Subtitles
     --------------------

     The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

2.9  Counterparts
     ------------

     This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                 [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement effective as of the day and year first above written.

ORCHID BIOSCIENCES, INC.


By ____________________________
   Name:
   Titles:


NEN LIFE SCIENCES PRODUCTS, INC.


By ____________________________
   Name:
   Title: